STATE STREET BANK AND TRUST COMPANY
                                Custodian Fee Schedule
                          NEUBERGER AND BERMAN FUND COMPLEX

     Equity Managers Trust:
     ---------------------
     .        Neuberger and Berman Focus Portfolio
     .        Neuberger and Berman Genesis Portfolio
     .        Neuberger and Berman Guardian Portfolio
     .        Neuberger and Berman Manhattan Portfolio
     .        Neuberger and Berman Partners Portfolio
     .        Neuberger and Berman Socially Responsive Portfolio

     Income Managers Trust:
     ---------------------
     .        Neuberger and Berman Cash Reserves Portfolio
     .        Neuberger and Berman Government Money Portfolio
     .        Neuberger and Berman Limited Maturity Bond Portfolio
     .        Neuberger and Berman Municipal Money Portfolio
     .        Neuberger and Berman Municipal Securities Portfolio
     .        Neuberger and Berman New York Insured Intermediate Portfolio
              Neuberger and Berman Ultra Short Bond

     Advisers Managers Trust:
     -----------------------
     .        AMT Balanced Investments
     .        AMT Government Income Investments
     .        AMT Growth Investments
     .        AMT International Investments
     .        AMT Limited Maturity Bond Investments
     .        AMT Liquid Asset Investments
     .        AMT Partners Investments

     I.       ADMINISTRATION

              Custody, Portfolio and Fund Accounting Service: Maintain custody of fund assets. Settle portfolio purchase and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by sources authorized by the funds.


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
     Page 2

              The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


                              ANNUAL FEES PER PORTFOLIO
                              -------------------------

                                                 Custody, Portfolio
              Fund Net Assets                   and Fund Accounting
              ---------------                   -------------------

              $  0 -  $ 20 million                      .075%
              $ 20 -  $100 million                      .037%
              $100 -  $200 million                      .028%
              $200 -  $500 million                      .014%
              Over    $500 million                      .013%

     II.      GLOBAL CUSTODY

              These fees are divided into two categories: Transaction Charges and Holdings Charges which are calculated based on the following country groups:

              A.      Country Grouping
                      ----------------


           Group A         Group B          Group C         Group D         Group E           Group F

       USA               Austria        Australia        Denmark         Indonesia        Argentina
                         Canada         Belgium          Finland         Malaysia         Bangladesh
                         Euroclear      Hong Kong        France          Philippines      Brazil
                         Germany        Netherlands      Ireland         Portugal         Chile
                         Japan          New Zealand      Italy           So. Korea        China
                                        Singapore        Luxembourg      Spain            Columbia

                                        Switzerland      Mexico          Sri Lanka        Czech Republic
                                                         Norway          Sweden           Cyprus
                                                         Thailand        Taiwan           Greece
                                                         U.K.                             Hungary
                                                                                          India
                                                                                          Israel
                                                                                          Morocco
                                                                                          Pakistan
                                                                                          Peru
                                                                                          Poland


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
     Page 3

           Group A         Group B          Group C         Group D         Group E           Group F
                                                                                          So. Africa
                                                                                          Turkey
                                                                                          Uruguay
                                                                                          Venezuela

              B.      Transactions Charges
                      --------------------


               Group A             Group B         Group C         Group D         Group E        Group F

       State Street Bank             $25             $50             $60             $70            $150
       Repos or Euros - $7.00
       DTC or Fed Book
       Entry - $12.00
       All Other - $25.00

              C.      Holdings Charges
                      ----------------

          Group A         Group B         Group C         Group D         Group E        Group F



            1.5             5.0             6.0            10.0            25.0            40.0


     III.     Portfolio Trades - For Each Line Item Processed

              State Street Bank Repos                                    $  7.00
              DTC of Fed Book Entry                                      $ 12.00
              New York Physical Settlements                              $ 25.00
              Maturity Collection (NY Physical Items Only)               $  8.00
              All Other Trades                                           $ 16.00


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
     Page 4

     IV.      Options

              Option charge for each option written or closing
              contract, per issue, per broker                             $25.00
              Option expiration charge, per issue, per broker             $15.00
              Option exercised charge, per issue, per broker              $15.00

     V.       Lending of Securities

              Deliver loaned securities versus cash collateral            $20.00
              Deliver loaned securities versus securities collateral      $30.00
              Receive/deliver additional cash collateral                  $ 6.00
              Substitutions of securities collateral                      $30.00
              Deliver cash collateral versus receipt of loaned
              securities                                                  $15.00
              Deliver securities collateral versus receipt of loaned
              securities                                                  $25.00
              Loan administration   mark-to-market per day, per loan      $ 3.00

     VI.      Interest Rate Futures

              Transactions   no security movement                         $ 8.00

     VII.     Pricing Service

              Monthly Quote Charge (based on average number of
              positions in portfolio)                                     $ 6.00

     VIII.    Holding Charge

              For each issue maintained - monthly charge                  $ 5.00

     IX.      Principal Reduction Payments

              Per Paydown                                                 $10.00

     X.       Dividend/Interest Collection Charges

              For items held at the request of traders over record
              date in street form                                         $50.00

     XI.      Spoke Configuration

              Annual fee of $10,000 per each series in each Spoke Entity


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
     Page 5

              Spoke Entities:
              --------------
              Neuberger  and Berman  Equity  Funds  (except N & B  International
              Fund) Neuberger and Berman Equity Trust Neuberger and Berman Income Funds Neuberger and Berman Income Trust Neuberger and Berman Advisers Management Trust Neuberger and Berman Equity Assets

     XII.     Special Services

              Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Yield calculation and other special items will be negotiated separately.

     XIII.    Out-of-Pocket Expenses

              A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     .        Wire charges  relative to  custodian functions ($5.25 per  wire in and $5.00 out)
     .        Postage and Insurance
     .        Courier Service
     .        Duplicating
     .        Legal fees in jointly agreed upon situations
     .        Supplies related to fund records
     .        Rush transfer -- $8.00 each
     .        Transfer fees
     .        Sub-custodian charges
     .        Price Waterhouse audit letter
     .        Federal Reserve fee for return check items over $2,500 - $4.25
     .        GNMA Transfer - $15 each

     XIV.     Payment and Earnings Credit

              The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices, contingent on fund approval.


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
     Page 6

              An earnings credit of 75% of the 90 Day T-Bill rate will be applied for fund balances.

     NEUBERGER & BERMAN FUND COMPLEX   STATE STREET BANK AND TRUST CO.

     By:      /s/ Michael J. Weiner             By:  /s/ K. Griffin
              -------------------------------        --------------------------

     Title:   Vice President Neuberger &
              Berman Equity Trust               Title:  Vice President
              -------------------------------        --------------------------

     Date:    7-31-96                           Date:   July 31, 1996
              -------------------------------           -----------------------


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